Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223127

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
4.75% Convertible Senior Notes due 2025	$201,250,000	100%	$201,250,000	$26,122.25
Common stock, par value $0.0001	—(3)	—	—(3)	—(4)
Total	$201,250,000	—	$201,250,000	$26,122.25

(1)

Includes 4.75% Convertible Senior Notes due 2025 (the “Convertible Senior Notes”) that may be purchased by the underwriters pursuant to their option to purchase up to an additional $26,250,000 principal amount of Convertible Senior Notes, solely to cover over-allotments.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.
(3)

Includes an indeterminate number of shares of common stock issuable upon conversion of the Convertible Senior Notes. The initial maximum conversion rate of the Notes is 100.0000 shares of voting common stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(4)

Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the Convertible Senior Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 21, 2018)

$175,000,000

Spirit Airlines, Inc.

4.75% Convertible Senior Notes due 2025

We are offering $175,000,000 aggregate principal amount of our 4.75% convertible senior notes due 2025 (the “notes”). In addition, we have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $26,250,000 aggregate principal amount of notes solely to cover over-allotments.

We will pay interest on the notes at an annual rate of 4.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The notes will mature on May 15, 2025, unless earlier converted or repurchased by us.

Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; and (4) at any time from, and including, February 18, 2025 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is 78.4314 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $12.75 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

We may not redeem the notes at our option before maturity. If a “fundamental change” (as defined in this prospectus supplement) occurs, then noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries, if any.

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “SAVE.” On May 7, 2020, the last reported sale price of our common stock was $10.51 per share.

Concurrently with this offering, we are conducting a public offering (the “Concurrent Common Stock Offering”) of 17,500,000 shares of our common stock (or up to 20,125,000 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock). Neither this offering of the notes nor the Concurrent Common Stock Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy common stock to be issued in the Concurrent Common Stock Offering. See “Concurrent Common Stock Offering.”

An investment in the notes involves risks. See “Risk Factors” beginning on page S-11.

	Per Note	Total
Price to public(i)	$1,000.00	$175,000,000
Underwriting discount(ii)	$32.50	$5,687,500
Proceeds, before expenses, to Spirit Airlines, Inc.(i).	$967.50	$169,312,500

(i)	Plus accrued interest, if any, from, and including, May 12, 2020.
(ii)	See “Underwriting” for a description of the compensation payable to the underwriters.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon the conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect the delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company on or about May 12, 2020.

Citigroup	Barclays	Morgan Stanley
Deutsche Bank Securities

Prospectus Supplement dated May 7, 2020.

Prospectus

S-i

About This Prospectus Supplement

This prospectus supplement is part of a registration statement we filed with the SEC using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in this prospectus supplement under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement, the accompanying prospectus any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the additional information described under “Where You Can Find More Information” and Incorporation of Certain Documents by Reference” in this prospectus supplement before deciding whether to invest in the notes offered by this prospectus supplement.

In this prospectus supplement, references to “Spirit,” the “Company,” “we,” “us” and “our” refer to Spirit Airlines, Inc. Unless otherwise indicated or the context otherwise requires, references to our “common stock” refer to our voting common stock, par value $0.0001 per share.

We have made rounding adjustments to reach some of the figures included in this prospectus supplement and, unless otherwise indicated, percentages presented in this prospectus supplement are approximate.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related company free writing prospectus and statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•

the severity, extent and duration of the ongoing COVID-19 pandemic and its impact on our business, results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to reduce the spread of the virus, the effectiveness of our cost reduction and liquidity preservation measures, and the speed and extent of the recovery across the broader travel industry;

•	restrictions on our business by accepting financing under the CARES Act;

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	changes in worldwide economic conditions;

•	liquidity and general level of capital resources;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

S-iii

•	changes in legislation, regulation and governmental policy, including tariffs;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	processing, storage, use and disclosure of personal data;

•	our ability to maintain or grow non-ticket revenues;

•	operational disruptions out of our key airports;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our dependence on a limited number of aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	our ability to attract and retain qualified personnel;

•	loss of key personnel; and

•	the other risk factors described below under the heading “Risk Factors.”

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed or incorporated in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iv

SUMMARY

This summary highlights basic information about our company and this offering. Because it is a summary, it may not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by Spirit with the SEC that are incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Overview

Spirit Airlines, headquartered in Miramar, Florida, offers affordable travel to value-conscious customers. Our all-Airbus fleet is one of the youngest and most fuel efficient in the United States. In 2019, we served more than 600 daily flights to 77 destinations in 16 countries throughout the United States, Latin America and the Caribbean.

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers unbundled base fares that remove components traditionally included in the price of an airline ticket. By offering customers unbundled base fares, we give customers the power to save by paying only for the Á La SmarteTM options they choose, such as checked and carry-on bags, advance seat assignments, priority boarding and refreshments. We record revenue related to these options as non-fare passenger revenue, which is recorded within passenger revenues in our statements of operations.

Our mailing address and executive offices are located at 2800 Executive Way, Miramar, Florida 33025, and our telephone number at that address is (954) 447-7920.

Recent Developments

The Concurrent Offering

Concurrently with this offering of the notes, we are conducting a public offering (the “Concurrent Common Stock Offering”) of 17,500,000 shares of our common stock (or up to 20,125,000 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy shares of common stock in the Concurrent Common Stock Offering.

We expect that the aggregate gross proceeds from the Concurrent Common Stock Offering will be approximately $175 million (or approximately $201.25 million if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full) before deducting the underwriters’ discount and our estimated offering expenses. We intend to use the net proceeds from the Concurrent Common Stock Offering, after fees, discounts, commissions and other offering expenses, for general corporate purposes.

Neither this offering of the notes nor the Concurrent Common Stock Offering is conditioned upon the completion of the other offering. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. See “Concurrent Common Stock Offering.”

COVID-19 Pandemic Update

As the COVID-19 pandemic evolves, the Company’s financial and operational outlook remains subject to change. As a result, the Company has implemented measures for the safety of its guests and team members as well as to mitigate the impact on its financial position and operations. The Company continues to monitor the impacts of the pandemic on its operations and financial condition, and to implement mitigation strategies while working to preserve cash and protect the long-term sustainability of the Company. As of March 31, 2020, the Company had unrestricted cash and short-term investment securities of approximately $894 million.

In response to government restrictions on travel and drastically reduced consumer demand, the Company has significantly reduced capacity from its original plan. The Company reduced capacity for April 2020 by approximately 75% and for May and June 2020 by approximately 95%. The Company currently estimates that air travel demand after June will gradually recover through early 2021. However, the situation is fluid and actual capacity adjustments may be different than what the Company currently expects. The Company will continue to evaluate the need for further flight schedule adjustments.

In addition, the Company has taken, or intends to take, additional action, including:

•	Pursuing additional financing secured by the Company’s unencumbered assets, including entering into the revolving credit facility described below;

•

Reducing planned discretionary non-aircraft capital spend in 2020 by approximately $50 million. The Company is also in discussions with Airbus to defer certain aircraft deliveries initially scheduled in 2020 and 2021, as well as the related pre-delivery deposit payments. The Company expects to reduce aircraft-related capital spend by approximately $185 million in 2020 if those discussions are successful;

•	Deferring $20 million in heavy maintenance events from 2020 to 2021;

•	Reducing planned non-fuel operating costs for 2020 by $20 million to $30 million, excluding savings related to reduced capacity;

•	Suspending hiring across the Company except to fill essential roles;

•	Engaging in discussions with the Company’s significant stakeholders and vendors regarding financial support or contract adjustments during this transition period;

•	Working with unionized and non-unionized employees to create voluntary leave programs.

Additionally, Ted Christie, the Company’s Chief Executive Officer and President, has temporarily reduced his base salary by 30%. All Senior and Executive Vice Presidents and members of the Board of Directors have temporarily reduced their compensation as well. For purposes of assessing its liquidity needs, the Company estimates that demand will begin to improve in the second half of 2020, but remain well below 2019 levels, and continue to recover into 2021. While the Company believes the actions described above address its future liquidity needs, the Company anticipates it may implement further discretionary changes and other cost reduction and liquidity preservation measures as needed to address the volatility and quickly-changing dynamics of passenger demand and the impact of revenue changes, regulatory and public health directives and prevailing government policy and financial market conditions.

Payroll Support Program

On April 20, 2020, the Company issued a 10-year note, in principal amount of $20.2 million, payable to the United States Department of the Treasury (“Treasury”), as part of the Company’s participation in the Treasury’s payroll support program (“PSP”) under Title IV, Subtitle B of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Interest is payable semi-annually at a rate of 1.0% in years 1 through 5 and a rate of the Secured Overnight Financing Rate (SOFR) plus 2.0% in years 6 through 10. The note is prepayable at any time, without penalty, at the Company’s option. The principal amount of the note will be increased as the

Company receives additional funds under the PSP, up to an expected maximum principal amount of $70.4 million, assuming total PSP disbursements to the Company of $334.7 million. The note specifies certain events of default, including non-payment of principal or interest, inaccuracy of representations and warranties, non-compliance with covenants, cross-acceleration and cross-payment default of other indebtedness amounting to $15.0 million aggregate principal amount or greater, bankruptcy or insolvency and entry of judgment liens (not covered by insurance) exceeding $15.0 million or non-monetary judgments reasonably expected to have a Material Adverse Effect (as defined therein).

On April 20, 2020, the Company entered into a Payroll Support Program Agreement with Treasury, pursuant to which the Company may receive a total of up to approximately $334.7 million under the PSP over the second and third quarters of 2020, which funds will be used exclusively to pay for salaries and benefits for our team members through September 30, 2020. Of that amount, up to $264.3 million will be a direct grant from Treasury and up to $70.4 million will be in the form of a low-interest 10-year loan, as described above. In connection with its participation in the PSP, the Company also is obligated to issue to Treasury warrants pursuant to a warrant agreement to purchase up to 500,150 shares of common stock of the Company, at a strike price of $14.08 per share (the closing price for the shares of the Company’s common stock on April 9, 2020 representing less than 1% of the outstanding shares of the Company’s common stock as of April 29, 2020).

The warrant agreement sets out the Company’s obligations to issue warrants in connection with disbursements under the PSP and to file a resale shelf registration statement for the warrants and the underlying shares of common stock. The Company has also granted the Treasury certain demand and piggyback registration rights with respect to the warrants and the underlying common stock. The warrants will include adjustments for below market issuances, payment of dividends and other customary anti-dilution provisions. The warrants will be transferable and have no voting rights. The warrants will expire in five years from the date of issuance and, at the Company’s option, may be settled on a “net cash” or “net shares” basis.

In connection with the Company’s receipt of funds under the PSP, the Company will be subject to certain restrictions, including, but not limited to:

•	Restrictions on payment of dividends and stock buybacks through September 30, 2021;

•	A prohibition on involuntary terminations or furloughs of our employees (except for health, disability, cause, or certain disciplinary reasons) through September 30, 2020;

•

A prohibition on reducing the salary, wages, or benefits of our employees (other than our executive officers or independent contractors, or as otherwise permitted under the terms of the PSP) through September 30, 2020;

•	Limits on certain executive compensation, including limiting pay increases and severance pay or other benefits upon terminations, through March 24, 2022;

•	Use of the grant funds exclusively for the continuation of payment of employee wages, salaries and benefits; and

•	We are subject to additional reporting and recordkeeping requirements relating to the CARES Act funds.

On April 21, 2020, the Company received total proceeds of $167.4 million, representing the first installment of funding under the PSP, in exchange for which the Company issued to Treasury the $20.2 million 10-year note described above and warrants to purchase 143,541 shares of common stock.

Loan Program

On April 30, 2020, the Company applied for additional funds under the Treasury’s loan program under the CARES Act (“Loan Program”). The expected maximum availability to the Company under the Loan Program is approximately $741 million in the form of a secured loan. However, such maximum available amount is dependent on the amount and types of collateral accepted by the Treasury, which may result in an actual available loan amount less than $741 million if the Company accepts the loan. Any loan received pursuant to the Loan Program would be subject to the restrictions and relevant provisions of the CARES Act, including many of those noted above for the PSP. Loans provided under the Loan Program will have a 5-year term with interest payable at an annual rate of LIBOR plus 3.5%. The Company also would be required to issue to Treasury a number of warrants equal to 10% of the final loan principal amount divided by the same strike price as noted above ($14.08), representing a potential conversion of up to 5.3 million of underlying shares of common stock, representing approximately 7.7% of common stock outstanding as of April 29, 2020. The Company’s participation in the Loan Program could materially increase the funds available to the Company as it works through the operational and business issues related to the COVID-19 pandemic and provide a base of available funding that could encourage private market transactions. The Company will continue to evaluate its cash flow needs over the next several months and will determine whether or not to accept any or all of the funds available from the Loan Program. We can provide no assurance that we will receive a loan in the amount we requested, or at all, and whether, if received, such amount will be sufficient to fund our continuing operations for the duration of the COVID-19 pandemic.

Revolving Credit Facility

On March 30, 2020, the Company entered into a senior secured revolving credit facility for an initial commitment amount of $110.0 million, subject to borrowing base availability. On April 20, 2020, the initial commitment amount was increased to $135.0 million. In April 2020, the Company borrowed the entire available amount of $135.0 million. In May 2020, the Company entered into a commitment whereby the 2020 revolving credit facility will be increased to $165.0 million, effective May 18, 2020, upon the satisfaction of certain conditions precedent, including the consummation of this offering and the Concurrent Common Stock Offering. We cannot assure you that the conditions precedent will be satisfied. This facility is secured by certain of the Company’s unencumbered assets allowed as collateral under the agreement including but not limited to, aircraft, spare engines, spare parts and ground equipment. Collateralized assets securing this facility are subject to change at the Company’s discretion within the parameters allowed by the agreement. Borrowings under this revolving credit facility will mature on March 30, 2022.

Shareholder Rights Agreement

On March 29, 2020, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock of the Company. The dividend was paid on April 9, 2020 (the “Record Date”) to holders of record as of the close of business on that date pursuant to a Rights Agreement (the “Rights Agreement”) between the Company and Equinti Trust Company, as Rights Agent. In addition, each share of common stock issued after the Record Date but prior to the earlier of the Distribution Date (as defined in the Rights Agreement) and the Expiration Date (as defined in the Rights Agreement) shall also have such Right attached thereto, including the any shares of common stock issued upon conversion of the notes offered hereby and any common stock issued pursuant to the Concurrent Common Stock Offering. Each Right will be exercisable to purchase, for $60.00, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $0.0001 per share, once the Rights become exercisable. The Rights will expire on March 29, 2021, unless earlier exercised, exchanged, amended or redeemed.

Other Financial Measures

We have a demonstrated history of growth and profitability. For the year ended December 31, 2019, we had net income of $335.3 million, Adjusted EBITDA of $743.8 million, Adjusted EBITDAR of $927.0 million and an Adjusted EBITDAR margin of 24.2%. From January 1, 2010 through December 31, 2019, we delivered a compound annual growth rate in Available Seat Miles, Revenue, Net Income and Adjusted net income of 20.0%, 19.3%, 18.6%% and 26.1%.

We define Adjusted EBITDA as net income before: provision (benefit) for income taxes, depreciation and amortization, interest expense, capitalized interest, interest income, other expense, unrealized mark-to-market (gains) losses, supplemental rent (credit), loss on disposal of assets and other special charges. We define Adjusted EBITDAR as Adjusted EBITDA before aircraft rent expense. We define Adjusted EBITDAR Margin as Adjusted EBITDAR as a percentage of total operating revenue. The following table is a reconciliation of non-GAAP measures discussed above for the period presented:

(dollars in millions)	Year ended December 31, 2019
Net income	$335.3
Provision (benefit) for income taxes	101.2
Interest expense	101.4
Capitalized interest	(12.5)
Interest income	(25.1)
Depreciation and amortization	225.3
EBITDA	725.4

Other expense	0.9
Unrealized mark-to-market (gains) losses	—
Supplemental rent (credit) (1)	(0.5)
Loss on disposal of assets (2)	17.3
Other special charges (3)	0.7
Adjusted EBITDA	$743.8

Aircraft rent (4)	183.1
Adjusted EBITDAR	$927.0

Adjusted EBITDAR Margin	24.2%

Total Operating Revenue	$3,830

(1)	Accrual adjustments related to lease modifications.
(2)	Includes amounts primarily related to the disposal of excess and obsolete inventory, partially offset by gains on aircraft sale-leaseback transactions.
(3)

Includes charges related to the write-off of aircraft related credits resulting from the exchange of credits negotiated under the new purchase agreement with Airbus S.A.S. executed during the fourth quarter of 2019.

(4)	Excludes $0.5 million supplemental rent credit.

We use Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDAR Margin to assess the operating results and effectiveness of our business. We present these measures because we believe that investors consider them to be important supplemental measures of performance, and we believe that these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. These measures are not considered measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”) and the items excluded therefrom are significant components in understanding and assessing our financial performance or liquidity. These measures should not be considered in isolation or as alternatives to GAAP measures such as net income, cash provided by or used in operating, investing or financing activities or other financial statement data presented in the financial statements included in this prospectus supplement as an indicator of our financial performance or liquidity. Because not all companies calculate non-GAAP financial information identically (or at all), Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDAR Margin may not be comparable to other similarly titled measures used by other companies. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. For example, these measures:

•	do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on debt;

•	do not reflect income tax expenses or the cash requirements to pay taxes;

•	do not reflect cash requirements to replace in the future any assets being depreciated and amortized;

•	do not reflect aircraft rent expense.

Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDAR Margin are not alternative measures of financial performance or liquidity under GAAP and therefore should be considered in conjunction with net income and other performance measures such as operating income (loss) or net cash provided by or used in operating, investing or financing activities and not as alternatives to such GAAP measures.

THE OFFERING

The summary below describes the principal terms of the notes and does not purport to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Spirit Airlines, Inc.

Securities Offered	$175,000,000 aggregate principal amount of 4.75% convertible senior notes due 2025.

Option to Purchase Additional Notes	We have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $26,250,000 aggregate principal amount of notes solely to cover over-allotments.

Expected Settlement Date	May 12, 2020.

Interest	4.75% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.”

Maturity Date	May 15, 2025, unless earlier repurchased or converted.

Conversion Rights	Noteholders may convert their notes at their option only in the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2020, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•

during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; and

•	at any time from, and including, February 18, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be based on an observation period consisting of 40 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 78.4314 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $12.75 per share, and is subject to adjustment as described in this prospectus supplement.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

We will not pay accrued and unpaid interest in cash on any notes when they are converted, except in certain circumstances.

Notwithstanding anything to the contrary, no shares of our common stock will be issued or delivered upon conversion of any note, and no note will be convertible by the holder thereof, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such holder or a “person” or “group” (within the meaning of section 13(d)(3) of the Exchange Act) beneficially owning in excess of 9.99% of the then-outstanding shares of our common stock. We refer to the restrictions described in the preceding sentence as the “ownership limitation.”

See “Description of Notes—Conversion Rights.”

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting shares of our capital stock by non-U.S. citizens. These restrictions will apply to any shares of common stock issued upon conversion of the notes. See “Description of Capital Stock—Limited Voting by Foreign Owners” and “Risk Factors—Risks Related to Our Common Stock Into Which the Notes May Be Converted—Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens and specifying an exclusive forum for stockholder disputes.”

No Optional Redemption	We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Ranking	The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries, if any.

Repurchase at Option of Holder Upon a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $168.7 million (or approximately $194.1 million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering, if it is consummated, for general corporate purposes. See “Use of Proceeds.”

Book-Entry Form	We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”

Certain U.S. Federal Income Tax Considerations	For a description of certain U.S. federal income tax considerations relating to the purchase, ownership, disposition and conversion of the notes and the ownership and disposition of our common stock received upon conversion of the notes, see “Certain U.S. Federal Income Tax Considerations.”

Concurrent Common Stock Offering	Concurrently with this offering, we are offering 17,500,000 shares of our common stock (or up to 20,125,000 shares of our common stock if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock). Neither this offering nor the Concurrent Common Stock Offering is conditioned upon the completion of the other offering or vice versa.

We estimate that the net proceeds to us from the concurrent offering, if it is consummated, will be approximately $166.9 million (or approximately $192.0 million if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock in full), after deducting the underwriting discounts and commissions and our estimated offering expenses.

“See Concurrent Common Stock Offering.”

No Public Market	The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

NYSE Symbol	Our common stock is listed on the NYSE under the symbol “SAVE.” On May 7, 2020, the last reported sale price of our common stock was $10.51 per share.

Trustee, Paying Agent and Conversion Agent	Wilmington Trust, National Association.

Risk Factors	Investing in the notes involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement before buying any notes.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement and the documents incorporated by reference herein, including risk factors described in our Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the notes.

Risks Related to Recent Events

The COVID-19 pandemic and measures to reduce its spread have had, and will likely continue to have, a material adverse impact on our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported in Wuhan, China. COVID-19 has since spread to almost every country in the world, including the United States. The World Health Organization has declared COVID-19 a pandemic. The outbreak of COVID-19 and measures to reduce its spread have adversely impacted our business and continue to adversely impact our business in a number of ways. Multiple governments in countries we serve, principally the United States, have responded to the virus with air travel restrictions and closures or recommendations against air travel, and certain countries we serve have required airlines to limit or completely stop operations. In response to COVID-19, we have significantly reduced capacity from our original plan through June 2020 and will continue to evaluate the need for further flight schedule adjustments. As of March 31, 2020, we were experiencing significant deterioration in forward bookings. Negative trends have not yet stabilized and are likely to continue to worsen. Additionally, we also outsource certain critical business activities to third parties, including our dependence on a limited number of suppliers for our aircraft and engines. As a result, we rely upon the successful implementation and execution of the business continuity planning of such entities in the current environment. The successful implementation and execution of these third parties’ business continuity strategies are largely outside our control. If one or more of such third parties experience operational failures as a result of the impacts from the spread of COVID-19, or claim that they cannot perform due to a force majeure, it may have a material adverse impact on our business, results of operations and financial condition.

The extent of the impact of COVID-19 on our business, results of operations and financial condition will depend on future developments, including the currently unknowable duration of the COVID-19 pandemic, the impact of existing and future governmental regulations, travel advisories and restrictions that are imposed in response to the pandemic, additional reductions to our flight capacity, or a voluntary temporary cessation of all flights, that we implement in response to the pandemic, and the impact of COVID-19 on consumer behavior, such as a reduction in the demand for air travel, especially in our destination cities. The potential economic impact brought on by the COVID-19 pandemic is difficult to assess or predict, and it has already caused, and is likely to result in further, significant disruptions of global financial markets, which may reduce our ability to access capital either at all or on favorable terms, and the cost of capital, including our ability to raise funds through equity or debt financings. In addition, a recession, depression or other sustained adverse economic event resulting from the spread of the coronavirus would materially adversely impact our business and the value of our common stock. The impact of the COVID-19 pandemic on global financial markets has negatively impacted the value of our common stock to date as well as our debt ratings, and could continue to negatively affect our liquidity. Our credit rating was downgraded by S&P Global to BB- in March 2020, and by Fitch to BB in April 2020, and our ratings have been placed on watch for further downgrade by these ratings agencies. In addition, in May 2020, the credit rating of our Spirit Airlines Pass Through Trust Certificates Series 2015-1 Class C and our Spirit Airlines Pass Through Trust Certificates Series 2017-1 Class C was downgraded by Fitch from BBB- to BB+. If our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our ratings levels, the airline industry, of the Company, our business, financial condition and results of operations would be adversely effected. These developments are highly uncertain and cannot be predicted. There are limitations on our ability to mitigate the adverse financial impact of these items, including as a result of our significant aircraft-related fixed obligations. COVID-19 also makes it more challenging for management to estimate future performance of our business, particularly over the near to medium term. A further, potentially significant, decline in demand for our flights could have a materially adverse impact on our business, results of operations and financial condition.

On March 27, 2020, the CARES Act was signed into law in the United States and on April 20, 2020, we reached an agreement with the Treasury to receive approximately $334.7 million in funding through the PSP over the second and third quarters of 2020. The Company received the first installment of $167.4 million under the PSP. The funding we receive will be subject to restrictions and limitations, including (i) restrictions on payments of dividends and stock buybacks through September 30, 2021, (ii) requirements to maintain certain levels of scheduled services (including to destinations where there may currently be significantly reduced or no demand), (iii) a prohibition on involuntary terminations or furloughs of employees (except for health, disability, cause, or certain disciplinary reasons) through September 30, 2020, (iv) restrictions on reducing the salary, wages, or benefits of our employees (other than our executive officers or independent contractors, or as otherwise permitted under the terms of the PSP) through September 30, 2020 (v) limitation on use of the grant funds exclusively for the continuation of payment of employee wages, salaries and benefits, and (vi) limits on executive compensation including limiting pay increases and severance pay or other benefits upon terminations, through March 24, 2022. These restrictions and requirements could materially adversely impact our business, results of operations and financial condition by, among other things, requiring us to maintain or increase cost levels to maintain scheduled service and employment with little or no offsetting revenue, and limiting our ability to effectively compete with others in our industry who may not be receiving funding and may not be subject to similar limitations. Additionally, in consideration for the receipt of funding from the Treasury, we issued a $20.2 million 10-year note on April 21, 2020 to the Treasury, and warrants on April 21, 2020 to the Treasury to purchase up to 143,541 shares of our common stock, par value $0.0001 per share, at a strike price of $14.08 per share (the closing price for the shares of common stock on April 9, 2020). Upon the receipt of additional funding, we will increase the amount of the note issued to the Treasury, up to $70.4 million, and will issue additional warrants to the Treasury, to purchase up to an aggregate of 500,150 shares of Common Stock. The warrants will expire in five years from the date of issuance, will be transferable, have no voting rights and will contain customary terms regarding anti-dilution. If the Treasury exercises the warrants, the interest of our holders of common stock would be diluted and we would be partially owned by the U.S. government, which could have a negative impact on our common stock price, and which could require increased resources and attention by our management. We cannot predict whether the assistance from the Treasury through the PSP will be adequate to continue to pay our employees for the duration of the COVID-19 pandemic or whether additional assistance will be required or available in the future. Additionally, we applied to the Treasury for a secured loan through the CARES Act, but we can provide no assurance that we will receive the loan in the amount we requested, or at all, and whether, if received, such amount will be sufficient to fund our continuing operations for the duration of the COVID-19 pandemic.

The COVID-19 pandemic may also exacerbate other risks described in this “Risk Factors” section and disclosed in Item 1A. Risk Factors in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, including, but not limited to, our competitiveness, demand for our services, shifting consumer preferences and our substantial amount of outstanding indebtedness.

We have agreed to certain restriction on our business by accepting financing under the CARES Act.

On March 27, 2020, the CARES Act was signed into law. The CARES Act provides liquidity in the form of loans, loan guarantees, and other investments to air carriers, such as us, that incurred, or are expected to incur, covered losses such that the continued operations of the business are jeopardized, as determined by Treasury.

On April 20, 2020, the Company entered into a Payroll Support Program Agreement with Treasury, pursuant to which the Company may receive a total of up to approximately $334.7 million under the PSP, which funds will be used exclusively to pay for salaries and benefits for our employees through September 30, 2020. Of that amount, up to $264.3 million will be a direct grant from Treasury and up to $70.4 million will be in the form of a low-interest 10-year note. In connection with its participation in the PSP, the Company also will be obligated to issue to Treasury warrants to purchase up to 500,150 shares of common stock, at a strike price of $14.08 per share (the closing price for the shares of common stock on April 9, 2020). On April 21, 2020, the Company received total proceeds of $167.4 million, representing the first installment of funding under the PSP, in exchange for which the Company issued to Treasury the $20.2 million 10-year note and warrants purchasing 143,541 shares of common stock.

In connection with the Company’s participation in the PSP, we will be subject to certain restrictions, including, but not limited to:

•	Restrictions on payment of dividends and stock buybacks through September 30, 2021;

•	Requirements to maintain certain levels of scheduled service;

•	Maintaining employment levels through September 30, 2020;

•	Limits on certain executive compensation; and

•	Use of the grant funds exclusively for the continuation of payment of employee wages, salaries and benefits.

These restrictions may affect the profitability of our business activities, require that we change certain of our business practices, affect retention of key personnel, and expose us to additional costs (including increased compliance costs). Additionally, we could be required to issue additional warrants if we participate in additional loan programs under the CARES Act. We cannot assure you that we will receive additional funds under the PSP, or whether, if received, such amount will be sufficient to fund our continuing operations for the duration of the COVID-19 pandemic.

Risks Related to This Offering and the Notes

We have a significant amount of aircraft-related fixed obligations and we have incurred, and may incur in the future, significant additional debt, that could impair our liquidity and thereby harm our business, results of operations and financial condition.

The airline business is capital intensive and, as a result, many airline companies are highly leveraged. As of March 31, 2020, our 151 aircraft fleet consisted of 54 aircraft financed under operating leases, 68 aircraft financed under debt arrangements, and 29 aircraft purchased off lease and currently unencumbered. For the three months ended March 31, 2020 and 2019, we paid the lessors rent of $48.5 million and $47.5 million, respectively. In connection with our aircraft and engines, in the three months ended March 31, 2020, we paid maintenance deposits, of $1.3 million and in the three months ended March 31, 2019, we paid maintenance deposits, of $2.6 million. As of March 31, 2020, we had future aircraft and spare engine operating lease obligations of approximately $1.9 billion. In the three months ended March 31, 2020 and 2019, we made scheduled principal payments of $42.6 million and $37.9 million on our outstanding debt obligations, respectively. As of March 31, 2020, we had future principal debt obligations of $2.3 billion, of which $303.4 million is due in the remainder of 2020. In addition, we have significant obligations for aircraft and spare engines that we have ordered from Airbus, International Aero Engines AG, or IAE, and Pratt & Whitney for delivery over the next several years. Further, we have an existing revolving credit facility for up to $160 million and on March 20, 2020, we entered into a new senior secured revolving credit facility for an initial commitment of $110 million, which was increased to $135 million in April 2020. In April 2020, we drew the full amount under the new revolving credit facility. Also in April 2020, we reached an agreement with the Treasury to receive $334.7 million in funding through the payroll support program, in the form of a grant and a low-interest ten-year note. The funding from Treasury will also subject us to certain restrictions and limitations. Our ability to pay the fixed and other costs associated with our contractual obligations will depend on our operating performance, cash flow and our ability to secure adequate financing, which will in turn depend on, among other things, the success of our current business strategy, fuel price volatility, weakening or improvement in the U.S. economy, as well as general economic and political conditions and other factors that are beyond our control. The amount of our aircraft related fixed obligations, our obligations under our other debt arrangements, and the related need to obtain financing could have a material adverse effect on our business, results of operations and financial condition and could:

•

require a substantial portion of cash flow from operations for operating lease and maintenance deposit payments, and principal and interest payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to make required pre-delivery deposit payments, or PDPs, including those payable to our aircraft and engine manufacturers for our aircraft and spare engines on order;

•	limit our ability to obtain additional financing to support our expansion plans and for working capital and other purposes on acceptable terms or at all;

•

make it more difficult for us to pay our other obligations as they become due during adverse general economic and market industry conditions because any related decrease in revenues could cause us to not have sufficient cash flows from operations to make our scheduled payments;

•

reduce our flexibility in planning for, or reacting to, changes in our business and the airline industry and, consequently, place us at a competitive disadvantage to our competitors with fewer fixed payment obligations, or which are subject to fewer limitations or restrictions; and

•

cause us to lose access to one or more aircraft and forfeit our rent deposits if we are unable to make our required aircraft lease rental and debt payments and our lessors or lenders exercise their remedies under the lease and debt agreements, including cross default provisions in certain of our leases and mortgages.

A failure to pay our operating lease, debt, fixed cost and other obligations or a breach of our contractual obligations could result in a variety of adverse consequences, including the exercise of remedies by our creditors and lessors. In such a situation, it is unlikely that we would be able to cure our breach, fulfill our obligations, make required lease or debt payments or otherwise cover our fixed costs, which would have a material adverse effect on our business, results of operations and financial condition and our ability to make payments on the notes when due.

We are highly dependent upon our cash balances and operating cash flows.

As of March 31, 2020, we had access to lines of credit from our physical fuel delivery and derivative counterparties and our purchase credit card issuer aggregating $71.6 million and an unsecured standby letter of credit facility of $35.0 million. In addition, we have a revolving credit facility, maturing in 2021, for up to $160 million on which we had drawn $160.0 million as of March 31, 2020, and a new senior secured revolving credit facility, entered into on March 30, 2020 and maturing in 2022, for up to $135 million (which commitment amount may be further increased with the consent of any participating lenders and subject to borrowing base availability) on which we had not drawn any amounts as of March 31, 2020. In April 2020, we drew the full amount under the new revolving credit facility. These credit facilities are not adequate to finance our operations, and we will continue to be dependent on our operating cash flows and cash balances to fund our operations and to make scheduled payments on our aircraft related fixed obligations. In addition, we have sought, and may continue to seek, financing from other available sources to fund our operations in order to mitigate the impact of COVID-19 on our financial position and operations, including through the PSP or Loan Program with Treasury. In addition, our credit card processors are entitled to withhold receipts from customer purchases from us, under certain circumstances. Although our credit card processors currently do not have a right to hold back credit card receipts to cover repayment to customers, if we fail to maintain certain liquidity and other financial covenants, their rights to holdback would be reinstated, which would result in a reduction of unrestricted cash that could be material. In addition, we are required by some of our aircraft lessors to fund reserves in cash in advance for scheduled maintenance, and a portion of our cash is therefore unavailable until after we have completed the scheduled maintenance in accordance with the terms of the operating leases. Based on the age of our fleet and our growth strategy, these maintenance deposits will increase over the next few years before we receive any significant reimbursement for completed maintenance. If we fail to generate sufficient funds from operations to meet our operating cash requirements or do not obtain a line of credit, other borrowing facility or equity financing, we could default on our operating lease and fixed obligations. Our inability to meet our obligations as they become due would have a material adverse effect on our business, results of operations and financial condition and our ability to make payments on the notes when due.

Our net operating losses may be limited for U.S. federal income tax purposes under Section 382 of the U.S. Internal Revenue Code.

If a corporation with net operating losses (“NOLs”) undergoes an “ownership change” within the meaning of Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), then such corporation’s use of such “pre-change” NOLs to offset income incurred following such ownership change generally will be subject to an annual limitation specified in Section 382 of the Code. Such limitation also may apply to certain losses or deductions that are “built-in” (i.e., attributable to periods prior to the ownership change, but not yet taken into account for tax purposes) as of the date of the ownership change that are subsequently recognized. An ownership change generally occurs when there is either (i) a shift in ownership involving one or more “5% shareholders,” or (ii) an “equity structure shift” and, as a result, the percentage of stock of the corporation owned by one or more 5% shareholders (based on value) has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders during the “testing period” (generally the 3 years preceding the testing date). If the use of our net operating losses to offset our income is subject to such an annual limitation, it is possible that our cash flows, business operations or financial conditions could be adversely affected.

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries, if any.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. We currently have no subsidiaries. However, no future subsidiary of ours will be required to, or will, guarantee the notes. Accordingly, the notes will be structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of any future subsidiaries of ours. As of March 31, 2020, we had approximately $2,340 million of indebtedness, all of which was secured indebtedness. The indenture governing the notes will not prohibit us or any subsidiary of ours from incurring additional indebtedness, including senior or secured indebtedness, in the future.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any future subsidiary of ours, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from any such subsidiary to satisfy amounts due under the notes.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of March 31, 2020, we had approximately $2,340 million of total indebtedness. Since March 31, 2020, we have incurred an additional $155.2 million of indebtedness, $135 million of which is secured indebtedness. On March 30, 2020, we entered into a senior secured revolving credit facility for $110.0 million, with an option to increase the overall commitment amount up to $350 million with the consent of any participating lenders and subject to borrowing base availability. On April 20, 2020, the initial commitment amount was increased to $135.0 million. We will incur $175.0 million (or, if the underwriters fully exercise their option to purchase additional notes, $201.25 million) principal amount of additional indebtedness as a result of this offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full. For a description of our outstanding indebtedness, see “Description of Certain Other Indebtedness.”

Despite our current levels of indebtedness, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

We may incur substantial additional debt in the future. We will not be restricted under the terms of the indenture governing the notes offered hereby from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness may limit our ability to repurchase the notes or pay cash upon their conversion.

Noteholders may require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay the cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or pay the cash amounts due upon conversion. Our failure to repurchase notes or to pay the cash amounts due upon conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

•	cash dividends on our common stock; and

•	certain tender or exchange offers.

See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, which may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.

If certain corporate events called “fundamental changes” occur, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would give noteholders the right to require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “make-whole fundamental change” occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $215.00 per share or less than $10.00 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 100.0000 shares per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate. These transactions may include, for example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities, government intervention or support and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the captions “—Risks Related to Our Common Stock Into Which the Notes May Be Converted” and “Risks Related to Recent Events,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

Certain adjustments to the conversion rate may be treated as constructive distributions taxable as dividends to Holders of the notes.

The conversion rate of the notes will be adjusted in certain circumstances, including the payment of cash dividends on our common stock. See “Description of Notes—Conversion Rights,” “— Conversion Rate Adjustments” and “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For U.S. federal income tax purposes, certain adjustments to the conversion rate (e.g., adjustments for distributions of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) on our common stock), or the failure to adequately adjust the conversion rate in certain circumstances, may be treated as constructive distributions of property with respect to our common stock to a Holder (as defined in “Certain U.S. Federal Income Tax Considerations”) of the notes even if such Holder does not receive any cash or other property in connection with such adjustments and does not exercise its conversion rights. Any such constructive distribution generally would be treated as a dividend to the extent of our current and accumulated earnings and profits. It is not clear whether any such dividend would be eligible for the preferential tax rate available to certain non-corporate U.S. Holders (as defined in “Certain U.S. Federal Income Tax Considerations”) with respect to qualified dividend income or for the dividends received deduction available to certain corporate U.S. Holders. In the case of a Non-U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations”), any such dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from or set off against subsequent payments on the notes or our common stock owned by such Non-U.S. Holder or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the conversion, repurchase or retirement of such note) or such common stock by such Non-U.S. Holder or other funds or assets of such Non-U.S. Holder. The U.S. Internal Revenue Service has issued proposed U.S. Treasury regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Certain U.S. Federal Income Tax Considerations—Conversion Rate Adjustments.”

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency downgrades, withdraws or puts on credit watch our credit rating or the rating of any of our existing or future indebtedness, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may be unable to convert your notes before February 18, 2025, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

Before February 18, 2025, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares of our common stock. If we elect to settle conversions solely in cash or in a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes—Definitions” and will consist of 40 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Our management may spend the proceeds of this offering and the Concurrent Common Stock Offering in ways with which you may disagree or that may not be profitable.

We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering, if it is consummated, for general corporate purposes. However, our management will have broad discretion to apply the net proceeds, and investors will rely on our management’s judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of stockholder value. In addition, pending our use of the proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.

This offering is not conditioned on the consummation of any other financing, including the Concurrent Common Stock Offering.

Neither the completion of this offering nor the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Common Stock Offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Common Stock Offering. We cannot assure you that the Concurrent Common Stock Offering will be completed in the terms described herein, or at all. See “Concurrent Common Stock Offering.”

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

We expect that, under applicable accounting principles, the initial liability carrying amount of the notes will be the fair value of a similar debt instrument that does not have a conversion feature, valued using our cost of capital for straight, unconvertible debt. We expect to reflect the difference between the net proceeds from this offering and the initial carrying amount as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could depress the trading price of our common stock and the notes.

In addition, because we intend to settle conversions by paying the conversion value in cash up to the principal amount being converted and any excess in shares, we expect to be eligible to use the treasury stock method to reflect the shares underlying the notes in our diluted earnings per share. Under this method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all the notes were converted and that we issued shares of our common stock to settle the excess. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. In addition, if accounting standards change in the future and we are not permitted to use the treasury stock method, then our diluted earnings per share may decline. For example, in July 2019, the Financial Accounting Standards Board

published an exposure draft proposing to amend these accounting standards to eliminate the treasury stock method for convertible instruments and instead require application of the “if-converted” method. Under that method, if it is adopted, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share and could depress the trading price of our common stock and the notes.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

Risks Related to Our Common Stock Into Which the Notes May Be Converted

Conversion of the notes may dilute the ownership interest of existing stockholders, including noteholders who have previously converted their notes

At our election, we may settle notes tendered for conversion entirely or partly in shares of our common stock. As a result, the conversion of some or all of the notes may dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion of the notes could adversely affect prevailing market prices of our common stock and, in turn, the price of the notes. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

Adjustments by purchasers of the notes of their hedging positions in our common stock and the expectation thereof may have a negative effect on the market price of our common stock.

Any buying or selling of shares of our common stock by purchasers of the notes to establish or adjust hedge positions with respect to our common stock in connection with this offering or in the future may affect the market price of our common stock. In addition, the existence of the notes may also encourage short selling by market participants because the conversion of the notes could depress our common stock price. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity which we expect to occur involving our common stock. This hedging or arbitrage trading activity could, in turn, affect the market price of the notes.

The issuance or sale of shares of our common stock, including sales made pursuant to the Concurrent Common Stock Offering, or rights to acquire shares of our common stock, or warrants issued to Treasury under the PSP, could depress the trading price of our common stock and the notes.

We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. We are also obligated to the Treasury to issue up to 500,150 shares of our common stock in consideration for the receipt of funding from the Treasury as part of our participation in the PSP. Additionally, as part of the Company’s participation in the Loan Program, the Company also will be required to issue to Treasury a number of warrants equal to 10% of the final loan principal amount divided by strike price, representing a potential conversion of up to 5.3 million of underlying shares of common stock. See “Risk Factors—We have agreed to certain restriction on our business by accepting financing under the CARES Act.” In addition, as of March 31, 2020, 1,548,428 shares of our common stock were reserved for future issuance under our equity incentive plans, which shares are eligible for sale in the public market to the extent permitted by the provisions of various agreements and, to the extent held by affiliates, the volume and manner of sale restrictions of Rule 144. If these additional shares are sold, or if it is perceived that they will be sold, into the public market, the price of our common stock could decline substantially. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the notes, may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.

We and our executive officers and our board members have entered into lock-up agreements with the underwriters of this offering and the Concurrent Common Stock Offering under which we, for a period of 60 days from the date of this prospectus supplement, and they, for a period of 30 days from the date of this prospectus supplement, have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of our common stock without the permission of Citigroup Global Markets Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and our board members will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. Sales of a substantial number of such shares of our common stock upon expiration of the lock-up period or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your shares at a time and price that you deem appropriate.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including:

•

the severity, extent and duration of the ongoing COVID-19 pandemic and its impact on our business, results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to reduce the spread of the virus, the effectiveness of our cost reduction and liquidity preservation measures, and the speed and extent of the recovery across the broader travel industry;

•	announcements concerning our competitors, the airline industry or the economy in general;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	increased price competition;

•	media reports and publications about the safety of our aircraft or the aircraft type we operate;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	changes in the price of aircraft fuel;

•	announcements concerning the availability of the type of aircraft we use;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	sales of our common stock or other actions by investors with significant shareholdings;

•	trading strategies related to changes in fuel or oil prices; and

•	general market, political and economic conditions.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our common stock.

In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources and harm our business or results of operations.

Our anti-takeover provisions may delay or prevent a change of control, which could adversely affect the price of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions, which could adversely affect the price of our common stock. These provisions include, among others:

•

our board of directors is divided into three classes, with each class serving for a staggered three-year term, which prevents stockholders from electing an entirely new board of directors at an annual meeting;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the Chairman of the Board or by our corporate secretary at the direction of our board of directors;

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors and propose matters to be brought before an annual meeting of our stockholders may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•

our board of directors may, without stockholder approval, issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of discouraging, delaying or preventing a change of control.

On March 29, 2020, the board of directors adopted a Rights Agreement (the “Rights Agreement”) and declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of our common stock to stockholders of record as of the close of business on April 9, 2020. In addition, each share issued upon conversion of the notes offered hereby and any common stock issued pursuant to the Concurrent Common Stock Offering will have such Right. Our board of directors has adopted the Rights Agreement to reduce the likelihood that a potential acquirer would gain (or seek to influence or change) control of us by open market accumulation or other tactics without paying an appropriate premium for our shares. In general terms and subject to certain exceptions, it works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 10% or more of our outstanding common stock without the approval of our board of directors. The Rights Agreement may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions, which could adversely affect the price of our common stock.

We do not intend to pay cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and fund share repurchases under programs approved by our board of directors. We do not intend to pay cash dividends in the foreseeable future. Our board of directors is prohibited from declaring dividends in the future until September 30, 2021, pursuant to the terms of our participation in the PSP under the CARES Act. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, business prospects and such other factors as our board of directors deems relevant. The timing of any share repurchases under share repurchase programs will depend upon market conditions, our capital allocation strategy and other factors, subject to the limitations pursuant to our participation in the PSP. See “Risk Factors—We have agreed to certain restriction on our business by accepting financing under the CARES Act.”

Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens and specifying an exclusive forum for stockholder disputes.

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our common stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated bylaws provide that the failure of non-U.S. citizens to register their shares on a separate stock record, which we refer to as the “foreign stock record,” would result in a suspension of their voting rights in the event that the aggregate foreign ownership of the outstanding common stock exceeds the foreign ownership restrictions imposed by federal law.

Our amended and restated bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. If it is determined that the amount registered in the foreign stock record exceeds the foreign ownership restrictions imposed by federal law, shares will be removed from the foreign stock record in reverse chronological order based on the date of registration therein, until the number of shares registered therein does not exceed the foreign ownership restrictions imposed by federal law. As of March 31, 2020, we believe we were in compliance with the foreign ownership rules.

As of March 31, 2020, there are no shares of non-voting common stock outstanding. When shares of non-voting common stock are outstanding, the holders of such stock may convert such shares, on a share-for-share basis, in the order reflected on our foreign stock record as shares of common stock are sold or otherwise transferred by non-U.S. citizens to U.S. citizens.

Our amended and restated certificate of incorporation also specifies that the Court of Chancery of the State of Delaware shall be the exclusive forum for substantially all disputes between us and our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriters’ discount and estimated offering expenses payable by us, will be approximately $168.7 million (or approximately $194.1 million if the underwriters’ exercise their option in full to purchase additional notes).

We estimate that the net proceeds to us from the Concurrent Common Stock Offering, will be approximately $166.9 million, or approximately $192.0 million if the underwriters in the Concurrent Common Stock Offering exercise their option to purchase additional shares of common stock, in each case after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering and from the Concurrent Common Stock Offering for general corporate purposes.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this convertible notes offering, we are offering 17,500,000 shares of our common stock (or 20,125,000 shares if the underwriters exercise in full their option to purchase additional shares) pursuant to a separate prospectus supplement in an underwritten public offering. The closing on this offering is not contingent upon the closing of the Concurrent Common Stock Offering, and the closing of the Concurrent Common Stock Offering is not contingent upon the closing of this offering of notes. We cannot assure you that the concurrent common stock offering will be completed or, if completed, on what terms it will be completed. The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy common stock in the Concurrent Common Stock Offering.

See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Common Stock Offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future. Our board of directors is prohibited from declaring dividends in the future until September 30, 2021, pursuant to the terms of the our participation in the PSP under the CARES Act, and may be subject to further restrictions based on any additional financing incurred under the CARES Act. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, business prospects and such other factors as our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of March 31, 2020:

•	on an actual basis;

•

on an as-adjusted basis to give effect to (i) our entry into an amendment to, and borrowings of an aggregate of $135.0 million under, our revolving credit facility in April 2020; and (ii) our receipt in April 2020 of $167.4 million in CARES Act financing (of which $20.2 million consists of a 10-year note to U.S. Treasury as part of our participation in the PSP and the remainder is a grant); and

•

on a pro forma as adjusted basis to give further effect to (i) the completion of this offering (assuming no exercise of the underwriters’ option to purchase additional notes in this offering), after deducting the underwriting discounts and commissions and estimated aggregate offering expenses payable by us; and (ii) the issuance and sale of our common stock in the concurrent offering (assuming no exercise of the option of the underwriters of the concurrent offering to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming the concurrent offering is consummated.

The information in the table below is illustrative only, and our capitalization following the completion of this offering and the concurrent offering, if it is completed, will depend on the final terms of the offerings. Moreover, because the completion of this offering is not contingent on the completion of the concurrent offering, you should not assume that the concurrent offering, as reflected in the pro forma as adjusted column in the table below, will take place.

This should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, related notes and other financial information, which are incorporated by reference herein.

	As of March 31, 2020
	Actual	As Adjusted		Pro Forma as Adjusted
	(In millions, except share and per share data)
Cash and cash equivalents	$788.2	$1,090.6	(5)	$1,426.2

Total debt:(1)
Fixed-rate senior term loans due through 2027	$287.8	$287.8		$287.8
Fixed-rate loans due through 2030	927.4	927.4		927.4
Fixed-rate class A 2015-1 EETC due through 2028	348.6	348.6		348.6
Fixed-rate class B 2015-1 EETC due through 2024	72.0	72.0		72.0
Fixed-rate class C 2015-1 EETC due through 2023	98.1	98.1		98.1
Fixed-rate class AA 2017-1 EETC due through 2030	221.4	221.4		221.4
Fixed-rate class A 2017-1 EETC due through 2030	73.8	73.8		73.8
Fixed-rate class B 2017-1 EETC due through 2020	65.6	65.6		65.6
Fixed-rate class C 2017-1 EETC due through 2023	85.3	85.3		85.3
Revolving credit facility due in 2021	160.0	160.0		160.0
Revolving credit facility due in 2022	—	135.0		135.0
Payroll support program(4)	—	20.2		20.2
4.75% convertible senior notes due 2025(2)(3)	—	—		175.0

Total debt	2,340.0	2,495.2		2,670.2

	As of March 31, 2020
	Actual	As Adjusted	Pro Forma as Adjusted
	(In millions, except share and per share data)
Off-balance sheet arrangements
Credit card line of credit	30.1	30.1	30.1
Derivatives and physical fuel delivery lines of credit	41.5	41.5	41.5

Total debt and off-balance sheet arrangements	2,411.6	2,566.8	2,741.8

Shareholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares outstanding, actual, as adjusted and pro forma as adjusted	—	—	—
Common stock, $0.0001 par value per share; 240,000,000 shares of voting common stock authorized, 70,270,010 shares issued and 68,539,802 shares outstanding, actual and as adjusted, 87,770,010 shares issued and 86,039,802 shares outstanding, pro forma as adjusted; 50,000,000 shares of non-voting common stock authorized, no shares issued and outstanding, actual, as adjusted and pro forma as adjusted	—	—	—
Treasury stock, at cost	(74.0)	(74.0)	(74.0)
Additional paid-in capital	383.2	383.2	550.1
Accumulated other comprehensive loss	(0.6)	(0.6)	(0.6)
Retained earnings	1,925.8	1,925.8	1,925.8

Total shareholders’ equity	2,234.4	2,234.4	2,401.3

Total capitalization	$4,646.0	$4,801.2	$5,143.1

(1)	Debt amounts presented without deduction for current maturities or unamortized discounts.
(2)	Assumes no exercise of the underwriters’ option to purchase an additional $26.25 million of notes.
(3)

The amounts shown in the table above for the notes we are offering represent their principal amount. However, applicable accounting standards require separate accounting for the debt and equity components of convertible notes that, like the notes we are offering, can be settled partially or fully in cash upon conversion. We expect the initial carrying amount of the debt component of the notes, which will be reflected as a liability on our balance sheet, to be the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt), net of issuance costs attributable to the debt component. The excess of the net proceeds of the notes over this initial liability carrying amount will be deemed to be the equity component of the notes. We expect to record the amount of the equity component as an increase to additional paid-in capital in the shareholders’ equity section of our balance sheet and as a debt discount on the notes for accounting purposes. This debt discount will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss. Future accounting standards may change the manner in which we reflect the notes in our financial statements.

(4)

As part of our participation in the PSP, we issued a 10-year note in favor of the Treasury at an initial amount of $20.2 million. The principal amount of the note will be increased as the Company receives additional funds under the PSP, up to an expected maximum principal amount of $70.4 million. We have an option to prepay the note at any time without penalty. Interest is payable semi-annually at a rate of 1.0% in years 1 through 5 and a rate of the Secured Overnight Financing Rate (SOFR) plus 2.0% in years 6 through 10.

(5)	Reflects full amount of $167.4 million received from the Treasury under the CARES Act.

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “indenture”), to be dated as of the initial closing date of this offering, between us and Wilmington Trust, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (such supplemental indenture, together with the base indenture, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.

References to “we,” “us” and “our” in this section refer to Spirit Airlines, Inc. only and not to any future subsidiaries of Spirit Airlines, Inc. References to any “note” in this section refer to any authorized denomination of a note, unless the context requires otherwise. References to our “common stock” in this section refer to our voting common stock, $0.0001 par value per share, unless noted otherwise.

Generally

The notes will:

•	be our senior, unsecured obligations;

•	initially be limited to an aggregate principal amount of $175,000,000 (or $201,250,000, if the underwriters fully exercise their option to purchase additional notes);

•	bear interest from, and including, May 12, 2020, at an annual rate of 4.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020;

•	bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;

•	mature on May 15, 2025, unless earlier repurchased or converted;

•	not be redeemable at our option before maturity;

•

be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a record date to receive the related interest payment), as described below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•

be convertible, at the noteholders’ option, subject to the satisfaction of certain conditions and during the periods described below, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 78.4314 shares per $1,000 principal amount of notes

(which represents an initial conversion price of approximately $12.75 per share), under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”;

•	be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

•

initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for physical notes, as described below under the caption “—Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us (or, if we have any subsidiaries in the future, any subsidiary of ours) from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a change of control or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes). However, such additional notes must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for U.S. federal income tax or federal securities laws purposes, with other notes we issue under the indenture.

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or any future subsidiaries of ours may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. The indenture requires us to promptly deliver to the trustee for cancellation all notes that we or our subsidiaries have purchased or otherwise acquired.

Payments on the Notes

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

•

if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay.

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well, without prior notice to the noteholders.

Transfers and Exchanges

For purposes of the notes, the description below under this section titled “—Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Transfer and Exchange.”

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion or required repurchase.

We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

The notes will bear cash interest at an annual rate of 4.75%, payable semi-annually in arrears on May 15 and November 15 of each year (each, an “interest payment date”), beginning on November 15, 2020, to the noteholders of record of the notes as of the close of business on the immediately preceding May 1 and November 1 (whether or not a business day), respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not pay in cash accrued interest on any notes when they are converted, except under the circumstances described under “—Conversion Rights—Treatment of Interest upon Conversion.”

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest payable on the notes, unless the context requires otherwise.

Ranking

The notes will be our senior, unsecured obligations and will rank:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries, if any.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. We currently have no subsidiaries. However, the indenture will also not prohibit any future subsidiary of ours from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any future subsidiary of ours, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any future subsidiary of ours, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

No future subsidiary of ours will have any obligations under the notes. The ability of any future subsidiaries of ours to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which those subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of any future subsidiaries of ours to enable us to make payments on the notes.

As of March 31, 2020, we had approximately $2,340 million of indebtedness, all of which was secured indebtedness.

See “Risk Factors—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries, if any.”

No Redemption at Our Option

We may not redeem the notes at our option prior to their maturity, and no sinking fund is provided for the notes.

Conversion Rights

Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 78.4314 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $12.75 per share).

Noteholders may convert their notes only in the circumstances described below under the caption “—When the Notes May Be Converted.”

Treatment of Interest upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “ —Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

•

the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•	the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

•	if such conversion date occurs after the regular record date immediately before the maturity date;

•

if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date or any fundamental change repurchase date referred to above will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

When the Notes May Be Converted

Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date.

Conversion upon Satisfaction of Common Stock Sale Price Condition

A noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2020, if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of our common stock exceeds 130% of the “conversion price” (as defined below under the caption “—Definitions”) for each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.

Conversion upon Satisfaction of Note Trading Price Condition

A noteholder may convert its notes during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “—Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The trading price will be determined by the bid solicitation agent as described below and the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder of at least $2,000,000 aggregate principal amount of notes (or such lesser principal amount of notes as may then be outstanding) provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our future subsidiaries to act in that capacity as well, without prior notice to the noteholders.

Conversion upon Specified Corporate Events

Certain Distributions

If we elect to:

•

distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “ —Conversion Rate Adjustments—Generally” below); or

•

distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 45 scheduled trading days before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

Certain Corporate Events

If a fundamental change, “make-whole fundamental change” (as defined below under the caption “—Definitions”) or “common stock change event” (as defined below under the caption “—Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely for the purpose of changing our jurisdiction of incorporation or an internal reorganization among us and our wholly owned subsidiaries or parent entities (in each case, direct or indirect) such that, following such reorganization, such subsidiaries or parent entities directly or indirectly own 100% of our outstanding equity and, in each case, that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date). No later than such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the effective date to, but excluding, the date we provide the notice.

Conversions During Free Convertibility Period

A noteholder may convert its notes at any time from, and including, February 18, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

•	comply with the “depositary procedures” (as defined below under the caption “—Definitions”) for converting the beneficial interest (at which time such conversion will become irrevocable);

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

•	deliver such note to the conversion agent (at which time such conversion will become irrevocable);

•	furnish any endorsements and transfer documents that we or the conversion agent may require;

•	if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest upon Conversion”; and

•	if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note.

Settlement upon Conversion

Generally

Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined over an “observation period” (as defined below under the caption “—Definitions”) consisting of 40 “VWAP trading days” (as defined below under the caption “—Definitions”).

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after February 18, 2025 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on February 18, 2025. If we elect a settlement method for a conversion with a conversion date that occurs before February 18, 2025, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable “specified dollar amount” (as defined below under the caption “ —Definitions”), then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture. We currently intend to settle conversions through combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes.

The “default settlement method” will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, irrevocably fix the settlement method, to any settlement method that we are then permitted to elect, that will apply to all note conversions with a conversion date that is on or after the date we send such notice. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.

Consideration Due upon Conversion

The consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

•	if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

•

if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “ —Definitions”) for each VWAP trading day in the observation period for such conversion; or

•

if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “ —Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “ —Definitions”) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

Delivery of the Conversion Consideration

Except as described below under the captions “—Conversion Rate Adjustments” and “—Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion.

Certain Restrictions on the Ownership of our Common Stock

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. These restrictions will apply to any shares of common stock issued upon conversion of the notes. See “Description of Capital Stock—Limited Voting by Foreign Owners” and “Risk Factors—Risks Related to Our Common Stock into which the Notes May Be Converted—Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens and specifying an exclusive forum for stockholder disputes.”

When Converting Noteholders Become Stockholders of Record

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided however, that the person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)

Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “ —Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, any adjustment to the conversion rate pursuant to this paragraph (1) will become effective as of the time set forth in the definition of CR1 above. If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)

Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “ —Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

CR1 = CR0	x	OS+X
OS+Y

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

For the avoidance of doubt, any adjustment to the conversion rate pursuant to this paragraph (2) will become effective as of the time set forth in the definition of CR1 above. To the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, option or warrants. If such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred.

For purposes of this paragraph (2) and the provisions described above under the caption “—When the Notes May Be Converted—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by our board of directors.

(3)	Spin-Offs and Other Distributed Property.

(a)

Distributions Other than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “ —Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required pursuant to paragraph (1) or (2) above;

•	dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;

•	spin-offs for which an adjustment to the conversion rate is required pursuant to paragraph (3)(b) below;

•	a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

•	a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

CR1 = CR0	x	SP
SP-FMV

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and

FMV	=	the fair market value (as determined by our board of directors), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

If such distribution is not so paid or made, then the conversion rate will be readjusted to the conversion rate that would then be in effect if such distribution had not been declared.

For the avoidance of doubt, any adjustment to the conversion rate pursuant to this paragraph (3)(a) will become effective as of the time set forth in the definition of CR1 above.

(b)

Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to a “subsidiary” (as such term is defined below under the caption “ —Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “ —Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

CR1 = CR0	x	FMV+SP
SP

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the first 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

If any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, then the conversion rate will be readjusted to the conversion rate that would then be in effect if the distribution had not been declared.

For the avoidance of doubt, any adjustment to the conversion rate pursuant to this paragraph (3)(b) will become effective as of the time set forth in the definition of CR1 above.

(4)

Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

CR1 = CR0	x	SP
SP-D

where:

CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and

D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. If such dividend or distribution is declared but not made or paid, then the conversion rate will be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, any adjustment to the conversion rate pursuant to this paragraph (4) will become effective as of the time set forth in the definition of CR1 above.

(5)

Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock, and the value (determined as of the expiration time by our board of directors) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

CR1 = CR0	x	AC+(SPxOS1)
SPxOS0

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by our board of directors) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

For the avoidance of doubt, any adjustment to the conversion rate pursuant to this paragraph (5) will become effective as of the time set forth in the definition of CR1 above.

We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•	except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

•

the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•

the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes (other than an adjustment pursuant to the provisions described in paragraph (3)(a) above in connection with the separation of rights under our existing stockholder rights plan);

•	for a third party tender offer by any party other than a tender offer by us or one or more of our subsidiaries as described in paragraph (5) above;

•	solely a change in the par value of our common stock; or

•	accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

In certain circumstances, an adjustment to the conversion rate of the notes may result in a constructive distribution of property, and be treated as a dividend, for U.S. federal income tax purposes to holders or beneficial owners of the notes. Because this constructive distribution would not give rise to any cash from which withholding taxes could be satisfied, if any such withholding tax is applicable, we or other applicable withholding agent may deduct such withholding tax from, or may set off such withholding tax against, any subsequent payment on any note or any share of our common stock owned by the applicable holder or beneficial owner or from any proceeds of any subsequent sale, exchange or other disposition by such holder or beneficial owner of such note (including the conversion, repurchase or retirement of such note) or such common stock or such holder or beneficial owner’s other funds or assets. For a discussion of U.S. federal income tax considerations relating to adjustments to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”

Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

•	a note is to be converted pursuant to physical settlement or combination settlement;

•

the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

•

the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and

•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

•

a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;

•	a note is to be converted pursuant to physical settlement or combination settlement;

•

the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

•

the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and

•	such shares would be entitled to participate in such dividend or distribution,

then:

•

in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and

•

in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently have a stockholder rights plan in effect, which we describe under the caption “Description of Capital Stock— Shareholder Rights Agreement.”

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the effective date and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

	Stock Price
Effective Date	$10.00	$11.00	$12.75	$18.00	$30.00	$50.00	$75.00	$100.00	$150.00	$215.00
May 12, 2020	21.5686	18.6955	15.0957	9.5361	5.1783	2.7820	1.5753	0.9628	0.3458	0.0000
May 15, 2021	21.5686	17.3991	13.6125	8.1850	4.3643	2.3482	1.3367	0.8236	0.3041	0.0000
May 15, 2022	21.5686	15.9700	11.8729	6.5933	3.4413	1.8558	1.0612	0.6591	0.2523	0.0000
May 15, 2023	21.5686	14.4482	9.7906	4.7122	2.4110	1.3044	0.7488	0.4684	0.1857	0.0000
May 15, 2024	21.5686	12.8500	7.0416	2.4711	1.2703	0.6894	0.3973	0.2504	0.1028	0.0000
May 15, 2025	21.5686	12.4773	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such effective date or stock price is not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

•

if the stock price is greater than $215.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $10.00 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 100.0000 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”

Notice of Make-Whole Fundamental Change

We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the caption “—When the Notes May Be Converted—Conversion upon Specified Corporate Events—Certain Corporate Events.”

Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Effect of Common Stock Change Event

Generally

If there occurs any:

•

recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding or statutory share exchange involving us;

•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•	other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•

from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; and (ii) for purposes of the definition of “fundamental change” and “make-whole fundamental change,” the terms “common stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

•

if such reference property unit consists entirely of cash, then we will be deemed to elect physical settlement in respect of all conversions whose conversion date occurs on or after the effective date of such common stock change event and will pay the cash due upon such conversions no later than the second business day after the relevant conversion date; and

•

for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.

Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture (which, for the avoidance of doubt, pursuant to the provisions described in the sixth bullet point of the third paragraph under the caption “—Modification and Amendment” below, will not require the consent of any noteholder) that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notice of Common Stock Change Event

We will provide notice of each common stock change event to noteholders no later than the effective date of the common stock change event.

Restriction on Conversions

Notwithstanding anything to the contrary, no shares of our common stock will be issued or delivered upon conversion of any note, and no note will be convertible by the holder thereof, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such holder or a “person” or “group” (within the meaning of section 13(d)(3) of the Exchange Act) beneficially owning in excess of 9.99% of the then-outstanding shares of our common stock. We refer to the restrictions described in the preceding sentence as the “ownership limitation.”

For purposes of the ownership limitation, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. The ownership limitation will not affect our ability to elect any settlement method in accordance with the indenture.

If any consideration otherwise due upon the conversion of any note is not delivered as a result of the ownership limitation, then our obligation to deliver such consideration will not be extinguished, and we will deliver such consideration as soon as reasonably practicable after the holder of such note provides written confirmation to us that such delivery will not contravene the ownership limitation. Any purported delivery of shares of our common stock upon conversion of any note will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the ownership limitation.

Equitable Adjustments to Prices

Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs over an observation period, we will make proportionate adjustments to those calculations to account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

The description below under this section titled “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” will apply to the notes notwithstanding anything to the contrary described in the accompanying prospectus under the caption “Description of Debt Securities—No Protection in the Event of a Change of Control.”

Generally

If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change

On or before the 20th calendar day after the occurrence of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use (or publish the same through such other widely disseminated public medium as we then use, including our website) containing the information set forth in the fundamental change notice.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above.

Consolidation, Merger and Asset Sale

For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger and Sale of Assets.”

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:

•

the resulting, surviving or transferee person is us or, if not us, is a corporation (the “successor corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

•	immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor corporation (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default.”

Generally

An “event of default” means the occurrence of any of the following:

(1)	a default in the payment when due (whether at maturity, upon repurchase upon fundamental change or otherwise) of the principal of, or the fundamental change repurchase price for, any note;

(2)	a default for 30 days in the payment when due of interest on any note;

(3)

our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “ —Conversion Rights—When the Notes May Be Converted—Conversion upon Specified Corporate Events”;

(4)

a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five trading days after its occurrence;

(5)	a default in our obligations described above under the caption “ —Consolidation, Merger and Asset Sale”;

(6)

a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)

a default by us or any of our “subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $50,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

•

constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

•	results in such indebtedness becoming or being declared due and payable before its stated maturity.

(8)

one or more final and non-appealable judgments being rendered against us or any of our subsidiaries for the payment of at least $50,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by bond or insurance), where such judgment is not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”).

For purposes of paragraphs (7), (8) and (9) above, and the following sentence, it is understood that we have no subsidiaries as of the date of this prospectus supplement.

Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.

Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

Notice of Defaults

If a default or event of default occurs, then we will promptly notify the trustee, setting forth what action we are taking or propose to take with respect thereto. We must also provide the trustee annually with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is known to the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not known to the trustee at such time, promptly (and in any event within 10 business days) after it becomes known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.

Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

•	such noteholder has previously delivered to the trustee notice that an event of default is continuing;

•	noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

•

such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

•	the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

•

during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described in the third paragraph under the caption “—Modification and Amendment,” the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.

Default Interest

Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the stated interest on the notes.

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 180 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 181st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 181st calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders on or before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification and Waiver.”

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

•	reduce the principal, or extend the stated maturity, of any note;

•	reduce the fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes will be repurchased by us;

•	reduce the rate, or extend the time for the payment, of interest on any note;

•	make any change that adversely affects the conversion rights of any note;

•

impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

•	change the ranking of the notes;

•	make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

•	reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

•	make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may change the amount or type of consideration due on any note (whether on an interest payment date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

•	cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

•	add guarantees with respect to our obligations under the indenture or the notes;

•	secure the notes;

•	add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

•

provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “ —Consolidation, Merger and Asset Sale”;

•

enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “ —Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event to provide that the notes will be convertible in the manner, and subject to the provisions, described under “ —Conversion Rights—Effect of Common Stock Change Event” above, and make related changes to the extent expressly required by the indenture;

•

irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement upon Conversion—Settlement Method”;

•	evidence or provide for the acceptance of the appointment of a successor trustee;

•

conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•	provide for or confirm the issuance of additional notes pursuant to the indenture;

•

provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

•	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

•

make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect.

The consent of any noteholder pursuant to these “—Modification and Amendment” provisions need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver. As soon as reasonably practicable after any amendment, supplement or waiver pursuant to the provisions described above becomes effective, we will send to the noteholders notice that describes the substance of such amendment, supplement or waiver in reasonable detail and states the effective date thereof. However, we will not be required to provide such notice if such amendment, supplement or waiver is included in a periodic report filed by us with the SEC within four business days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

Discharge

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if (i) we deliver all outstanding notes to the trustee for cancellation; or (ii) all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all such amounts that have become due and payable.

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” will not apply to the notes.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, accrued interest on the notes and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is Wilmington Trust, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York (or, for purposes of the provision described in the last sentence under the caption “—Payments on the Notes” above, the applicable place of payment) is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Close of business” means 5:00 p.m., New York City time.

“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 78.4314 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

“Daily conversion value” means, with respect to any VWAP trading day, one-40th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 40.

“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SAVE <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Depositary procedures” means, with respect to any transfer, exchange or transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.

“DTC” means The Depository Trust Company.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fundamental change” means any of the following events:

(i)    a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;

(ii)    the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii)    our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv)    our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.

“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a

U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from each of at least three nationally recognized independent investment banking firms we select, which may include any of the underwriters.

“Make-whole fundamental change” means a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition).

“Make-whole fundamental change conversion period” means, with respect to a make-whole fundamental change, the period from, and including, the effective date of such make-whole fundamental change to, and including, the 35th trading day after such effective date (or, if such make-whole fundamental change also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date).

“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Maturity date” means May 15, 2025.

“Observation period” means, with respect to any note to be converted, (i) if the conversion date for such note occurs on or before February 18, 2025, the 40 consecutive VWAP trading days beginning on, and including, the third VWAP trading day immediately after such conversion date; and (ii) if such conversion date occurs after February 18, 2025, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before the maturity date.

“Open of business” means 9:00 a.m., New York City time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant subsidiary” of any person means any subsidiary of that person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.

“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before the effective date of such make-whole fundamental change.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.

“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, provided, that such suspension or limitation occurs or exists at any time after the time scheduled for the opening of trading for the regular trading session and before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

•

DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

•

an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarize the material terms and provisions of our capital stock. Such descriptions are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

General

As of March 31, 2020, there were 70,270,010 shares of our voting common stock issued, 68,539,802 shares of our voting common stock outstanding and no shares of our non-voting common stock issued and outstanding.

Our amended and restated certificate of incorporation authorizes us to issue up to 240,000,000 shares of voting common stock, $0.0001 par value per share, 50,000,000 shares of non-voting common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. All of our issued and outstanding shares of common stock and preferred stock, if any, are duly authorized, validly issued, fully paid and non-assessable. Our shares of voting common stock and non-voting common stock are not redeemable and do not have preemptive rights. The remaining shares of authorized and unissued capital stock are available for future issuance, subject to our amended and restated certificate of incorporation, amended and restated bylaws and applicable law, including any regulations governing the exchange on which our shares of capital stock are then listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Voting Common Stock

Dividend Rights. Holders of our voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our non-voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Each holder of our voting common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors properly up for election at any given stockholders’ meeting.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our voting common stock will be entitled to share ratably with shares of our non-voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our voting common stock. The rights, preferences and privileges of the holders of our voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Non-Voting Common Stock

Dividend Rights. Holders of our non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Shares of our non-voting common stock are not entitled to vote on any matters submitted to a vote of the stockholders, including the election of directors, except to the extent required under the Delaware General Corporation Law.

Conversion Rights. Shares of our non-voting common stock are convertible on a share-for-share basis into voting common stock at the election of the holder. Please see “—Limited Voting by Foreign Owners.”

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our non-voting common stock will be entitled to share ratably with shares of our voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our non-voting common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our non-voting common stock. The rights, preferences and privileges of the holders of our non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. As of December 31, 2019, no shares of preferred stock were outstanding.

Shareholder Rights Agreement

On March 29, 2020, our board of directors adopted a Rights Agreement and declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share, of the Company to stockholders of record as of the close of business on April 9, 2020 (the “Record Date”). In addition, each share of common stock issued after the Record Date but prior to the earlier of the Distribution Date (as defined in the Rights Agreement) and the Expiration Date (as defined in the Rights Agreement) shall also have such Right attached thereto, including the any shares of common stock issued upon conversion of the notes offered hereby and any common stock issued pursuant to the Concurrent Common Stock Offering. Each Right will be exercisable to purchase, for $60.00, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $0.0001 per share, once the Rights become exercisable. The Rights will expire on March 29, 2021, unless earlier exercised, exchanged, amended or redeemed. For further information, reference should be made to the Rights Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K on March 29, 2020.

Warrants

In connection with its participation in the PSP, the Company is obligated to issue to Treasury warrants to purchase up to 500,150 shares of common stock of the Company, at a strike price of $14.08 per share (the closing price for the shares of common stock on April 9, 2020). The warrants will expire in five years from the date of issuance and, at the Company’s option, may be settled on a “net cash” or “net shares” basis. The warrants will be transferable, have no voting rights, and will contain registration rights as well as customary anti-dilution provisions. On April 21, 2020, as part of the Company’s receipt of funds under the PSP, the Company issued warrants to purchase 143,541 shares of Common Stock. Additionally, as part of the Company’s participation in the Loan Program, the Company also will be required to issue to Treasury a number of warrants equal to 10% of the final loan principal amount divided by strike price, representing a potential conversion of up to 5.3 million of underlying shares of common stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of voting common stock outstanding will be able to elect all of our directors up for election at any given stockholders’ meeting. At any given stockholders’ meeting for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director up for election. Except as otherwise required by applicable law or the rights and preferences of any then-outstanding preferred stock, our amended and restated certificate of incorporation and amended and restated bylaws provide that a director may be removed from the board of directors with cause by a majority vote of the shares of voting common stock outstanding, but vacancies may only be filled by the board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our corporate secretary, upon the direction of our board of directors, or the Chairman of the Board may call a special meeting of stockholders. Our amended and restated bylaws also establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals for the nomination of candidates for election as directors, all of which must be brought in a timely manner. Timely, for purposes of our amended and restated bylaws, generally means delivery of notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting date.

Our amended and restated certificate of incorporation and amended and restated bylaws requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws including, among other things, relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Limitations of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we may indemnify our directors and officers, in each case to the fullest extent permitted by the Delaware General Corporation Law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and they permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the Delaware General Corporation Law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these limitation of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.

Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Market Listing

Our common stock is listed and traded on the NYSE under the symbol “SAVE.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations to Holders (as defined below) relating to the purchase, ownership, disposition and conversion of the notes and the ownership and disposition of our common stock received upon conversion of the notes. This discussion only applies to Holders that purchase such notes at their issue price (generally the first price at which a substantial amount of the notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such notes and our common stock received upon conversion of such notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect or in existence on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances (including Holders that are directly or indirectly related to us and accrual method Holders that have an “applicable financial statement”) or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, foreign governments, international organizations, Holders that hold a note or our common stock as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a note or our common stock received upon conversion of a note, as applicable, that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a note or our common stock received upon conversion of a note, as applicable, that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes invests in a note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership, disposition and conversion of a note and the ownership and disposition of our common stock received upon conversion of a note.

No ruling has been or will be sought from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below.

EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE, GIFT AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP, DISPOSITION AND CONVERSION OF THE NOTES AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK RECEIVED UPON CONVERSION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Certain Additional Payments

In certain circumstances, we may make payments on the notes other than stated principal and interest. For example, we may pay special interest as described above under the heading “Description of Notes—Events of Default.”

U.S. Treasury regulations provide special rules for contingent payment debt instruments that, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the notes to be different from those described below. We intend to treat the possibility of our making any of the above payments as not causing the notes to be contingent payment debt instruments. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which such Holder acquired its notes. However, our treatment is not binding on the IRS. If the IRS were to challenge our treatment, a Holder might be required to accrue income on the notes in excess of interest and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of the notes (including all gain realized upon a conversion of the notes, even if the Holder receives shares of our common stock upon such conversion). In any event, if we actually make any such payment, the timing, amount and character of a Holder’s income, gain or loss with respect to the notes may be affected. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Conversion of the Notes

As described above under “Description of Notes—Conversion Rights” and “Description of Notes—Settlement upon Conversion,” upon conversion of a note a Holder may receive solely cash, solely our common stock (and any cash received in lieu of a fractional share of our common stock) or a combination of cash (other than cash received in lieu of a fractional share of our common stock) and our common stock. The U.S. federal income tax consequences of each of these settlement methods are described below. In addition, to the extent any cash is received in lieu of fractional shares, or any cash or common shares received are attributable to accrued and unpaid interest on the notes, see “Receipt of Cash in Lieu of Fractional Shares of Our Common Stock” or “Receipt of Cash or Our Common Stock Attributable to Accrued and Unpaid Interest” below.

Any gain or loss recognized by a Holder upon conversion of a note (including with respect to a fractional share of our common stock), as described below, generally will be treated in the manner described below under “U.S. Holders—Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock” or under “Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock,” as applicable.

Conversion of the Notes into Cash

If a Holder converts a note and receives solely cash, such Holder generally will recognize gain or loss upon such conversion in an amount equal to the difference between the cash payment received upon such conversion and such Holder’s “adjusted tax basis” in such note.

Conversion of the Notes into Our Common Stock

If a Holder converts a note and receives solely our common stock (and any cash received in lieu of a fractional share of our common stock), such Holder generally will not recognize any income, gain or loss upon such conversion. A Holder’s tax basis in our common stock received upon conversion of a note generally will be the same as such Holder’s adjusted tax basis in such note at the time of conversion, and the holding period for our common stock so received generally will include the holding period of the note converted.

Conversion of the Notes into Cash and Our Common Stock

If a Holder converts a note and receives a combination of cash (other than cash received in lieu of a fractional share of our common stock) and our common stock, the treatment of such conversion is uncertain. Such conversion might be treated as a recapitalization for U.S. federal income tax purposes. In that case, (i) such Holder would not be permitted to recognize any loss on such conversion but would be required to recognize gain in an amount equal to the lesser of (x) the cash payment or (y) the excess of the fair market value of our common stock plus the cash payment received in the conversion over such Holder’s adjusted tax basis in such note at the time of conversion; (ii) such Holder’s adjusted tax basis in such common stock would be the same as such Holder’s adjusted tax basis in such note, increased by the amount of any recognized gain described in clause (i), and reduced by the amount of the cash payment; and (iii) such Holder’s holding period of such common stock generally would include the holding period of such note. Alternatively, such conversion could be treated as a sale of a portion of such note solely for cash and as an exchange of a portion of such note solely for our common stock (with the applicable consequences described in the two immediately preceding paragraphs with respect to each such portion). In the event we are required to take a position with respect to such conversion for U.S. federal income tax purposes, we intend to treat such conversion as a recapitalization for such purposes to the extent permitted by applicable U.S. federal income tax law at the time of such conversion. Each Holder should consult its tax advisor regarding the proper tax treatment of the receipt of a combination of cash and our common stock upon conversion of a note.

Receipt of Cash in Lieu of Fractional Shares of Our Common Stock

Any cash received by a Holder in lieu of a fractional share of our common stock upon conversion generally will be treated as a payment in exchange for such fractional share of our common stock. As a result, such Holder generally will recognize gain or loss in an amount equal to the difference between the cash received for such fractional share and such Holder’s adjusted tax basis in such fractional share.

Receipt of Cash or Our Common Stock Attributable to Accrued and Unpaid Interest

Any cash or shares of our common stock received by a Holder upon a conversion of a note that are attributable to accrued and unpaid interest generally will be treated as a payment of interest and subject to tax in the manner described below under “U.S. Holders—Interest on the Notes” or under “Non-U.S. Holders—Interest on the Notes,” as applicable. A Holder’s tax basis in such common stock attributable to accrued and unpaid interest generally will equal the fair market value of such common stock at the time of conversion, and such Holder’s holding period for such common stock generally will commence on the day after the date of conversion.

Conversion Rate Adjustments

The conversion rate of a note will be adjusted in certain circumstances, as described under “Description of Notes—Conversion Rate Adjustments” and “Description of Notes—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” An adjustment (or lack of an adequate adjustment) to the conversion rate that has the effect of increasing the proportionate interest of a Holder of a note in our assets or earnings and profits may in some circumstances be treated as a constructive distribution of property to such Holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of a Holder of a note in our assets or earnings and profits generally will not be treated as such a constructive distribution of property. However, an adjustment to the conversion rate of a note made as a result of a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) to holders of our common stock generally will be treated as such a constructive distribution of property to a Holder of a note even if such Holder does not receive any cash or other property in connection with such adjustment and does not exercise its conversion right. As described under “Description of Notes—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if a make-whole fundamental change occurs, under some circumstances the conversion rate will be increased for a note converted in connection with the make-whole fundamental change. Such increase may be treated as such a constructive distribution of property. In addition, an adjustment to the conversion rate as a result of the price of our common stock exceeding certain threshold amounts as described under “Description of Notes—Conversion Rights” may also be treated as such a constructive distribution of property.

We are required under current law to report the amount of deemed distributions on our website or to the IRS and to Holders of notes not exempt from reporting. The IRS has proposed U.S. Treasury regulations addressing the amount and timing of deemed distributions and related withholding and reporting obligations. If these proposed regulations are adopted, (i) the amount of a deemed distribution would be the excess of the fair market value of the right to acquire stock immediately after the adjustment to the conversion rate over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution would occur at the earlier of the date the adjustment occurs under the terms of the notes and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent would be required to make any applicable withholding on deemed distributions and, if there is no associated cash payment, may satisfy its withholding obligations by withholding on payments on the notes or our common stock or sales proceeds thereof received by, or other funds or assets of, a Holder and (iv) we will continue to be required to report the amount of any deemed distributions on our website or to the IRS and to Holders of notes. The final U.S. Treasury regulations will be effective for deemed distributions occurring on or after the date of adoption, but Holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Any constructive distribution of property to a Holder of a note described above generally will be treated in the manner described below under “U.S. Holders—Distributions on Our Common Stock and Constructive Distributions to U.S. Holders of the Notes” or under “Non-U.S. Holders—Distributions on Our Common Stock and Constructive Distributions to Non-U.S. Holders of the Notes,” as applicable.

Change in Conversion Consideration

In certain situations, the notes may become convertible or exchangeable into shares of an acquirer or other consideration as described above under “Description of Notes—Effect of Common Stock Change Event.” Depending on the circumstances, such an adjustment could result in a deemed exchange of the notes to a Holder and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of gain or loss. Furthermore, the U.S. federal income tax considerations relating to the exchange or conversion of the modified notes as well as the ownership of such notes and the shares of the applicable acquirer or other consideration may be different from the U.S. federal income tax considerations addressed in this discussion. Holders of notes should consult their tax advisors regarding U.S. federal income tax considerations relating to a change in conversion consideration.

U.S. Holders

Interest on the Notes

In general, interest payable on a note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The notes are not expected to be issued with more than de minimis original issue discount (“OID”).    However, if the notes are issued with more than de minimis OID, each U.S. Holder of a note generally will be required to include OID in income (as interest) as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income. This discussion otherwise assumes that the notes are not issued with more than de minimis OID.

Distributions on Our Common Stock and Constructive Distributions to U.S. Holders of the Notes

A distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock owned by a U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock”). In the case of certain non-corporate U.S. Holders, any distribution on our common stock treated as a dividend generally will be eligible for a preferential tax rate so long as certain holding period and other requirements are met. Corporate U.S. Holders may be able to claim a dividends received deduction for a portion of any distribution on our common stock treated as a dividend so long as certain holding period and other requirements are met. As described above under “Conversion Rate Adjustments,” an adjustment to the conversion rate of a note may be treated as a constructive distribution of property to a Holder of a note, which may be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. However, it is not clear whether any such constructive distribution on a note treated as a dividend will be eligible for the preferential tax rate available to certain non-corporate U.S. Holders with respect to qualified dividend income or for the dividends received deduction available to certain corporate U.S. Holders. Generally, a U.S. Holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock

Except to the extent described above under “Conversion of the Notes,” upon the sale, exchange or other taxable disposition of a note (including the retirement of a note), a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other taxable disposition (other than any amount attributable to accrued and unpaid interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s adjusted tax basis in such note. Upon a sale, exchange or other taxable disposition of our common stock, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in such common stock. Any gain or loss so recognized on such note or such common stock generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such note or such common stock, as applicable, for more than one year at the time of such sale, exchange or other taxable disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations. See the discussion above under “Conversion of the Notes” for the adjusted tax basis and holding period of our common stock received upon conversion of a note.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a note, dividend income from a distribution on our common stock or a constructive distribution to a U.S. Holder of a note and net gain from the sale, exchange or other taxable disposition of a note (including the retirement of a note) or our common stock.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. Holder of interest on a note, dividends with respect to our common stock (including any constructive distribution treated as a dividend to a U.S. Holder of a note) and proceeds from the sale, exchange or other disposition of a note (including the retirement of a note) or our common stock, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders

Interest on the Notes

Payments of interest on a note owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax; provided that:

(i)    such interest is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder;

(ii)    such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)    such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership;

(iv)    such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v)     the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E) signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.

If the requirements set forth in clauses (i) through (v) above are not satisfied with respect to a Non-U.S. Holder, interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if interest on a note is effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest; provided that such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such interest in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “— Information Reporting and Backup Withholding” and “FATCA Withholding.”

Distributions on Our Common Stock and Constructive Distributions to Non-U.S. Holders of the Notes

A distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock owned by a Non-U.S. Holder generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of such Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such dividend in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

As discussed above under “Conversion Rate Adjustments,” certain adjustments to the conversion rate of a note owned by a Non-U.S. Holder may result in a constructive distribution of property to such Non-U.S. Holder that may be treated as a dividend to the extent paid from our current or accumulated earnings and profits, with the U.S. federal income tax consequences described in the two preceding paragraphs. Any U.S. federal withholding taxes applicable to any such constructive distribution may be deducted by the applicable withholding agent from, or may be set off against, any payment on any note or any share of our common stock owned by such Non-U.S. Holder or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the conversion, repurchase or retirement of such note) or such common stock by, or other funds or assets of, such Non-U.S. Holder.

The foregoing discussion is subject to the discussion below under “— Information Reporting and Backup Withholding” and “FATCA Withholding.”

Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other taxable disposition of a note (including the retirement of a note) or our common stock unless:

(i)    such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other taxable disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty);

(ii)    such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty); or

(iii)    we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other taxable disposition and (y) such Non-U.S. Holder’s holding period with respect to such note or such common stock, as applicable, and certain other conditions are met. (See the discussion above under “Conversion of the Notes” for the holding period of our common stock received upon conversion of a note.)

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market values of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation. However, because this determination is made from time to time and is dependent upon a number of factors, some of which are beyond our control, including the value of our assets, there can be no assurance that we will not become a United States real property holding corporation. If we were a United States real property holding corporation during the period described in clause (iii) above, gain recognized by a Non-U.S. Holder on the sale, exchange or other taxable disposition of a note (including the retirement of a note) or our common stock generally would be treated as income effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, with the consequences described in clause (ii) above (except that the branch profits tax would not apply), unless (x) our common stock is treated as “regularly traded on an established securities market” at any time during the calendar year of such sale, exchange or other taxable disposition and (y) such Non-U.S. Holder qualifies for the exception applicable to holders of five percent or smaller interests.

The foregoing discussion is subject to the discussion below under “— Information Reporting and Backup Withholding.”

Information Reporting and Backup Withholding

Amounts treated as payments of interest on a note or distributions on our common stock made to a Non-U.S. Holder (including constructive distributions of property), and the amount of any U.S. federal tax withheld from such payments or distributions, generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent. Copies of the information returns reporting such interest, distributions and withholding may also be made available to the tax authorities in a country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

The information reporting and backup withholding rules that apply to payments of interest on a note or dividends on our common stock to certain U.S. Holders generally will not apply to amounts treated as payments of interest on a note or distributions on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other taxable disposition of a note (including the retirement of a note) or our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of a note (including the retirement of a note) or our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other taxable disposition of a note (including the retirement of a note) or our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the notes and dividends on our common stock (including constructive dividends). In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a note or our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Holder should consult its tax advisor regarding the application of FATCA to the notes and our common stock.

UNDERWRITING

Citigroup Global Markets Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$53,846,000
Barclays Capital Inc.	53,846,000
Morgan Stanley & Co. LLC	53,846,000
Deutsche Bank Securities Inc.	13,462,000

Total	$175,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the over-allotment option described below) if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 1.95% of the principal amount of such notes. After the initial offering of the notes to the public, the representatives may change the public offering prices and other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement to purchase up to $26,250,000 additional aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC, (i) directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or any of our affiliates, (ii) or, file (or participate in the filing of) a registration statement with the SEC in respect of (other than in connection with an internal reorganization among the Company and our wholly owned subsidiaries or parent entities (in each case, direct or indirect) such that, following such reorganization, such subsidiaries or parent entities own 100% of our outstanding equity), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of common stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of common stock of the Company or publicly announce an intention to effect any such transaction. The restrictions in this paragraph do not apply to (a) the issuance by us of the shares of our common stock in connection with this offering to be sold hereunder, (b) the issuance by us of common stock in the Concurrent Common Stock Offering, (c) the issuance and sale by us of common stock or securities convertible into or exchangeable for common stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date hereof, and (d) the issuance of common stock issuable upon the conversion of securities or the exercise of warrants outstanding.

All of our directors and executive officers have agreed that, for a period of 30 days from the date of this prospectus supplement, they will not, without the prior written consent of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Barclays Capital Inc., directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such director or executive officer or any affiliate of such officer or executive director, or, participate in the filing of a registration statement with the SEC in respect of (other than in connection with an internal reorganization among the Company and our wholly owned subsidiaries or parent entities (in each case, direct or indirect) such that, following such reorganization, such subsidiaries or parent entities directly or indirectly own 100% of our outstanding equity), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of common stock of the Company or any securities convertible into, or exercisable or exchangeable for such common stock, or publicly announce an intention to effect any such transaction. The foregoing restrictions shall not apply to (a) any disposition of shares of common stock, any other class of the Company’s capital stock, or other securities convertible into or exercisable or exchangeable for common stock by bona fide gift, by will or by intestacy; (b) transactions relating to shares of common stock or other securities convertible into or exercisable or exchangeable for common stock acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions; (c) transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to partnerships or limited liability companies for the benefit of the immediate family of such director or officer and the partners and members of which are only such director or officer and the immediate family of such director or officer; (d) distributions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to any trust for the direct or indirect benefit of such director or officer or the immediate family of such director or officer or to a trustor or beneficiary of such trust; (e) dispositions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to satisfy tax withholding obligations in connection with the exercise of options to purchase common stock on a “cashless” or “net exercise” basis; (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act provided that such plan does not provide for the transfer of common stock or any security convertible into or exercisable or exchangeable for common stock during the lock up period; (g) (dispositions of common stock or any security convertible or exercisable or exchangeable for common stock pursuant to a trading plan already in existence on the date of this preliminary prospectus and only shares scheduled for sale thereunder, provided that such trading plan shall not be amended during the lockup period, (h) the exercise or settlement of equity-based compensation awards of the Company granted under any stock incentive plan or stock purchase plan described (including through incorporation by reference) in this preliminary prospectus, including the withholding or sale of shares to satisfy exercise price, tax withholding obligations or both, provided that the net underlying shares issued thereunder shall be subject to the restrictions in this paragraph, and provided, that any public report or filing shall clearly indicate in footnotes the reason for such transfer and that no public filings or reports would be made; or (i) transfers of shares of common stock, any other class of the Company’s capital stock, or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of common stock involving a change of control of the Company, provided that any shares not transferred, sold or tendered remain subject to the restrictions contained in this paragraph. In the case of any transfer or distribution pursuant to clause (a), (c) or (d); (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of the lock-up letter signed by such director or officer and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

Our common stock is listed on the New York Stock Exchange under the symbol “SAVE.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Spirit Airlines, Inc.
	No Exercise	Full exercise
Per $1,000 principal amount of Notes	$32.50	$32.50
Total	$5,687,500.00	$6,540,625.00

We estimate that our total expenses for this offering, excluding the underwriting discounts and commissions, will be $650,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.

There are currently no public trading markets for the notes. We have not applied and do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time, or that the price you receive when you sell will be favorable.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	“Covered” short sales are sales of notes in an amount up to the number of notes represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of notes in an amount in excess of the number of notes represented by the underwriters’ over-allotment option.

•

Covering transactions involve purchases of notes either pursuant to the underwriters’ over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase notes in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase notes in the open market after the distribution has been completed or must exercise their over-allotment option. In determining the source of notes to close the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes by exercising their over-allotment option.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with this offering, the underwriters (or their affiliates) may, for their own accounts, enter into asset swaps, credit derivatives or other derivative transactions relating to the notes and/or the shares issuable upon conversion of the notes at the same time as the offer and sale of the notes or in secondary market transactions. Such transactions may be entered into with the company’s affiliates. As a result of such transactions, the underwriters may hold long or short positions in such notes or derivatives or in the shares issuable upon conversion of the notes. These transactions may comprise a substantial portion of the offering and no disclosure will be made of any such positions. In addition, the underwriters (or their affiliates) may have purchased notes and been allocated the notes for asset management and/or proprietary purposes and not with a view to distribution.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of the underwriters are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility due 2022. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters are also acting as underwriters in the Concurrent Common Stock Offering, for which they will receive customary underwriting discounts and commissions. We have also granted Morgan Stanley & Co. LLC the right to participate in certain future public or private securities offerings or other financings, subject to certain limitations.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the

Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.

571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York and will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements of Spirit Airlines, Inc. appearing in Spirit Airlines, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2019, and the effectiveness of Spirit Airlines, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and Spirit Airlines, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are, and audited financial statements and Spirit Airlines, Inc.’s management’s assessment of internal controls over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) related to the notes to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the notes offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings.

You can obtain any of the filings incorporated by reference herein through our website (www.spirit.com) or from the SEC through the SEC’s website. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Company’s Secretary at 2800 Executive Way, Miramar, FL 33025. Our website address is included in this document as an inactive textual reference only, and information appearing on our website is not part of, and is not incorporated by reference in, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on April 16, 2020;

•	our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 28, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2020, March 30, 2020 (two filings) and April 23, 2020;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 19, 2017, and any amendment or report filed with the SEC for the purpose of updating such description; and

•

the description of our Series A preferred stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on March 30, 2020, and any amendment or report filed with the SEC for purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the dates of filing of such reports and other documents. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

PROSPECTUS

Spirit Airlines, Inc.

Voting Common Stock

Non-Voting Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “SAVE.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “ RISK FACTORS ” ON PAGE 1.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2018.

Important Notice about the Information Presented In This Prospectus

We are responsible for the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus, any prospectus supplement or any free writing prospectus filed with the Securities and Exchange Commission, or SEC, and we take no responsibility for any other information that others may give you.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the securities we may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.

The prospectus supplement will describe the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

As used in this prospectus, “Spirit,” “we,” “our” or “us” refer to Spirit Airlines, Inc.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.spirit.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Definitive Proxy Statement on Schedule 14A for our annual meeting held on May 23, 2017;

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35186), filed with the SEC on December 19, 2017, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act, other than reports or portions thereof furnished under Item 2.02 or Item 7.01 on Form 8-K and not specifically incorporated by reference, after the date of this prospectus and prior to the termination of the offering of securities shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from and after the respective dates of filing of such documents.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of these reports at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at http://ir.spirit.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus and oral statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	changes in worldwide economic conditions;

•	liquidity and general level of capital resources;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	changes in legislation, regulation and governmental policy;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	use of personal data;

•	ability to generate non-ticket revenues;

•	operational disruptions out of our key airports;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our dependence on a limited number of aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	ability to attract and retain qualified personnel;

•	loss of key personnel; and

•	the other risk factors described under the heading “Risk Factors” in any applicable free writing prospectus or prospectus supplement.

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus and/or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

Spirit Airlines, Inc., headquartered in Miramar, Florida, is an ultra low-cost, low-fare airline that offers affordable travel opportunities within the United States, Caribbean and Latin America. Our stock trades on the New York Stock Exchange under the symbol “SAVE.”

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers our Bare FaresTM, which are unbundled base fares that remove components traditionally included in the price of an airline ticket. We then give customers Frill ControlTM, which provides customers the freedom to save by paying only for the options they choose such as bags, advance seat assignments and refreshments. We record revenue related to these options in our financial statements as non-ticket revenue.

We were founded in 1964 as Clippert Trucking Company, a Michigan corporation. We began air charter operations in 1990 and renamed ourselves Spirit Airlines, Inc. in 1992. In 1994, we reincorporated in Delaware, and in 1999 we relocated our headquarters to Miramar, Florida.

The address of our registered office and our principal executive offices is 2800 Executive Way, Miramar, Florida 33025, and our telephone number at that address is (954) 447-7920. Our website address is www.spirit.com. The information on, or accessible through, our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	4.3x	5.3x	7.4x	6.2x	5.4x

(1)

For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense. “Earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges less capitalized interest. A ratio of earnings to combined fixed charges and preference dividends (if any) would be identical to the presentation in the table above.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

As of December 31, 2017, there were 69,770,795 shares of our voting common stock issued, 68,196,964 shares of our voting common stock outstanding and no shares of our non-voting common stock issued and outstanding.

Our amended and restated certificate of incorporation authorizes us to issue up to 240,000,000 shares of voting common stock, $0.0001 par value per share, 50,000,000 shares of non-voting common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. All of our issued and outstanding shares of common stock and preferred stock are duly authorized, validly issued, fully paid and non-assessable. Our shares of voting common stock and non-voting common stock are not redeemable and do not have preemptive rights.

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of the capital stock, including the shares of voting common stock and non-voting common stock that we may offer from time to time pursuant to this prospectus. Such descriptions are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, copies of which have been filed with the SEC. While the terms we have summarized below will apply generally to any future shares of voting common stock and non-voting common stock that we may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement.

Voting Common Stock

Dividend Rights. Holders of our voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our non-voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Each holder of our voting common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors properly up for election at any given stockholders’ meeting.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our voting common stock will be entitled to share ratably with shares of our non-voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our voting common stock. The rights, preferences and privileges of the holders of our voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Non-Voting Common Stock

Dividend Rights. Holders of our non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Shares of our non-voting common stock are not entitled to vote on any matters submitted to a vote of the stockholders, including the election of directors, except to the extent required under the Delaware General Corporation Law.

Conversion Rights. Shares of our non-voting common stock are convertible on a share-for-share basis into voting common stock at the election of the holder. Please see “—Limited Voting by Foreign Owners.”

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our non-voting common stock will be entitled to share ratably with shares of our voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our non-voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our non-voting common stock. The rights, preferences and privileges of the holders of our non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. As of December 31, 2017, no shares of preferred stock were outstanding.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The preferences, limitations, relative rights and other terms of the preferred stock of each series that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the certificate of designation that contains the terms of the applicable series of preferred stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of voting common stock outstanding will be able to elect all of our directors up for election at any given stockholders’ meeting. At any given stockholders’ meeting for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director up for election. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our corporate secretary, upon the direction of our board of directors, or the Chairman of the Board may call a special meeting of stockholders.

Our amended and restated certificate of incorporation requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws including, among other things, relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors.

Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated certificate of incorporation provides that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Limitations of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we may indemnify our directors and officers, in each case to the fullest extent permitted by the Delaware General Corporation Law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the Delaware General Corporation Law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these limitation of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.

Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Market Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “SAVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company and its telephone number is (800) 468-9716.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal, of premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal, of premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Spirit) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Spirit and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Spirit;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with shares of common stock, preferred stock and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

•	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

•

issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by an warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases.

However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Debevoise & Plimpton LLP, New York, NY.

EXPERTS

The financial statements of Spirit Airlines, Inc. (the “Company”) incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$175,000,000

4.75% Convertible Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Citigroup

Barclays

Morgan Stanley

Deutsche Bank Securities

May 7, 2020